UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 22, 2006

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction of Incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2006, the Compensation Committee of the Company approved performance based restricted stock award terms under the ACE Limited 2004 Long-Term Incentive Plan. Performance based restricted stock awards are intended to be deductible under Internal Revenue Code section 162(m). For each participant receiving performance based restricted stock, 25% of the restricted share portion of such participant’s annual long-term incentive award will be segregated and designated as a Performance Based Restricted Stock Award.

The performance period for a Performance Based Restricted Stock Award will begin January 1 (Commencement Date) of the year of grant and end on the fourth anniversary of the Commencement Date. The performance goal for a Performance Based Restricted Stock Award is designated by the Compensation Committee at the time the Performance Based Restricted Stock Award is granted, effective as of the Commencement Date. The performance goal consists of the achievement by ACE Limited of growth exceeding the median growth of the peer group, according to a designated financial measure. The financial measures that may comprise the performance goal are listed in the ACE Limited 2004 Long-Term Incentive Plan. The determination of the performance goal and its parameters is subject to rules established by the Compensation Committee within 90 days of the Commencement Date. The Performance Based Restricted Stock Award will consist of two components: a Target Award and a Premium Award.

Target Award

The Target Award will consist of four installments, each installment comprising 25% of a participant’s total Performance Based Restricted Stock Award. Each installment has the potential to vest if the designated performance goal is achieved, which performance goal is, under the Performance Based Restricted Stock Award terms approved by the Compensation Committee on February 22, 2006, that the Company achieve growth in tangible book value per share which exceeds the median growth of the peer group during the applicable performance period.

Each installment will first become eligible to vest based on performance during each of the one-year periods commencing with the Commencement Date. The first installment will become eligible to vest based on performance over the period beginning on the Commencement Date and ending on the first anniversary of the Commencement Date. The second installment will become eligible to vest based on performance over the one-year period from the first to the second anniversary of the Commencement Date. The third installment will become eligible to vest based on performance over the one-year period from the second to the third anniversary of the Commencement Date. The fourth installment will become eligible to vest based on performance over the one-year period from the third to the fourth anniversary of the Commencement Date.

If an installment does not vest because the initial one-year performance goal is missed, a re-measurement feature will provide additional vesting opportunities based on cumulative performance over a series of extended measurement periods within the performance period. The re-measurement periods will be the start of the year in which an installment was first eligible to vest, through the end of the subsequent year (or years, if the first re-measured performance goal is missed).

Any award that has not vested at the end of the performance period will be forfeited.

Premium Award

At the end of the performance period, if the Company’s cumulative performance over the performance period exceeds the designated peer group’s 65th percentile, a Premium Award of additional shares will be earned as follows:

•	If cumulative performance exceeds the peer group’s 65th percentile, the premium will equal 50% of the number of actual shares earned from the Target Award.

•	If cumulative performance exceeds the peer group’s 75th percentile, the premium will equal 100% of the number of actual shares earned from the Target Award.

•	If cumulative performance is above the peer group’s 65th percentile and below the peer group’s 75th percentile, the premium will be interpolated between 50% and 100% of the number of actual shares earned from the Target Award.

•	If cumulative performance is equal to or less than the peer group’s 65th percentile, no premium award will be earned.

The peer group for measurement consists of the companies included in the S&P 500 Property & Casualty Index (excluding ACE Limited).

The participant receiving a Performance Based Restricted Stock Award has dividend and voting rights with respect to the restricted shares under the Target Award (unless and until those restricted shares are forfeited), but the participant has no dividend and voting rights with respect to a Premium Award until the shares under the Premium Award are transferred to the participant.

On February 22, 2006, the Compensation Committee awarded a total of 50,200 Performance Based Restricted Stock Awards (Target Awards), with such Performance Based Restricted Stock Awards to the Company’s chief executive officer and the Company’s other four most highly compensated executive officers for 2005 as set forth below:

Name	Performance Based Restricted Stock
Evan G. Greenberg	20,200
Brian Duperreault	10,100
Philip V. Bancroft	4,750
Gary Schmalzriedt	5,000
Brian Dowd	5,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/S/ PAUL B. MEDINI
Paul B. Medini
Chief Accounting Officer

DATE: February 28, 2006